                                                                    EXHIBIT 99.6


                               TENANT: NEI/GTEL ENVIRONMENTAL LABORATORIES, INC.


                                    LEASE OF

                                 4211 WEST MAY

                                WICHITA, KANSAS

                               TABLE OF CONTENTS


ARTICLE 1
         BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2
         LEASE OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 3
         BASIC RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 4
         CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 5
         USE OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 6
         ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 7
         RESPONSIBILITY FOR REPAIRS AND CONDITION OF PROPERTY . . . . . . . . .   5

ARTICLE 8
         REAL ESTATE TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 9
         OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 10
         INDEMNITY AND PUBLIC LIABILITY INSURANCE . . . . . . . . . . . . . . .   8

ARTICLE 11
         LANDLORD'S ACCESS TO PROPERTY  . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 12
         FIRE, EMINENT DOMAIN, ETC. . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 13
         DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 14
         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  14
                 14.1     EXTRA HAZARDOUS USE
                 14.2     WAIVER
                 14.3     COVENANT OF QUIET ENJOYMENT
                 14.4     LANDLORD'S LIABILITY
                 14.5     MORTGAGEE'S RIGHTS
                 14.6     ASSIGNMENT OF RENTS AND TRANSFER OF TITLE
                 14.7     INVALIDITY OF PARTICULAR PROVISIONS
                 14.8     PROVISIONS BINDING, ETC
                 14.9     RECORDING
                 14.10    NOTICES
                 14.11    WHEN LEASE BECOMES BINDING
                 14.12    PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS
                 14.13    REMEDYING DEFAULTS
                 14.14    HOLDING OVER
                 14.15    WAIVER OF SUBROGATION
                 14.16    SURRENDER OF PROPERTY
                 14.17    BROKERAGE
                 14.18    GOVERNING LAW

ARTICLE 15
         OPTION TO EXTEND . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 16
         OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                   L E A S E


         THIS INSTRUMENT IS A LEASE, dated as of December 31, 1995, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to the building (the "Building") located at 4211 West May, Wichita, Kansas. The parties to this instrument hereby agree with each other as follows:


                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2       BASIC DATA.

          Landlord: GTEL ENVIRONMENTAL LABORATORIES, INC., a Delaware corporation.

          Landlord's Original Address: 100 River Ridge Drive, Norwood, Massachusetts 02062

          Tenant:  NEI/GTEL ENVIRONMENTAL LABORATORIES, INC.

          Tenant's Original Address: Meadowbrook Industrial Park, Milford, NH 03055

          Basic Rent: The sum of $160,311.36 per annum (equal to $10.34 multiplied by 15,504 square feet), subject to adjustment pursuant to Section 3.1.

          Permitted Uses: General commercial and industrial uses including without limitation environmental laboratory uses, subject always to applicable laws, regulations and rules, including without limitation those concerning zoning, building and health and safety matters.

          Guarantor: Nytest Environmental Inc., a Delaware corporation ("Guarantor").

          Initial Term: The term commencing on the date hereof (the "Commencement Date") and expiring on the day immediately preceding the fifth anniversary of the Commencement Date.

          Extended Term: as defined in Section 15.1.

          Property: The Building and the land parcels on which it is located (including adjacent sidewalks), as described on Exhibit A.

                                   ARTICLE 2

                               LEASE OF PROPERTY

2.1 LEASE OF PROPERTY. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Property.


                                   ARTICLE 3

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs. Tenant acknowledges that this is a "net" lease, and that Basic Rent does not include any portion of the taxes, operating costs, insurance premiums or other costs or expenses relative to the Property, all of which are to be paid for separately by Tenant.

          (b) Commencing on the first anniversary of the Commencement Date, and on each subsequent anniversary of the Commencement Date throughout the Term of this Lease (including without limitation the Extended
          Term), the Basic Rent shall be increased by an amount equal to the Basic Rent per annum payable with respect to the Property for the year ending on such anniversary, multiplied by a fraction, the numerator of which shall be the United States Department of Labor Consumer Price Index, all Urban Consumers, Kansas City, MO (1982-84=100) (the "Index"), as most recently released prior to such anniversary, and the denominator of which shall be the Index as of the immediately prior anniversary (or, in the case of the first such adjustment, as of the Commencement Date). In no event shall any such adjustment result in any decrease in Basic Rent.


                                   ARTICLE 4

                                   CONDITION

4.1       CONDITION.      Subject only to the representations and warranties of
          Landlord set forth in Sections 3.1, 3.2, 3.3, 3.12 and 3.29 of the Asset and Business Purchase Agreement (the "APA") dated December 28, 1995 between Landlord and Tenant and, as to certain Sections, Guarantor and Groundwater Technology, Inc. (which representations and warranties are incorporated herein by reference, subject to the limitations on survival set forth in Section 8 of the APA), the Property is being leased, and Tenant hereby accepts the Property, in its current condition AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord as to condition or suitability for purpose.

          Tenant acknowledges that it has inspected the Property prior to the date hereof, and that Tenant has a complete understanding of the Property, the Building, its systems, and the condition of each thereof.


                                   ARTICLE 5

                                USE OF PROPERTY

5.1 PERMITTED USE. (a) Tenant agrees that the Property shall be used and occupied by Tenant only for Permitted Uses. Tenant agrees to conform to the following provisions during the Term of this Lease:

                 (i) Tenant will not place on the exterior of the Building any signs, symbol, advertisement or the like visible to public view outside of the Building, other than those, if any, placed with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed (Landlord hereby consenting to existing signage and new signage reasonably consistent therewith);

                 (ii) Tenant shall not perform any act or carry on any practice which may injure the Property, or any other part of the Building, or constitute a nuisance; and

                 (iii) Tenant shall, in its use of the Property, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Occupational Safety and Health Act and the Americans With Disabilities Act of 1990; provided, however, that to the extent any obligation on the part of Tenant under this clause (iii) arises from a breach of Landlord's representation with respect thereto as set forth in the APA, Tenant shall not be liable therefor.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no structural alterations, additions, or improvements in or to the Property, or alterations or additions to the electrical, plumbing or mechanical systems, without Landlord's prior written consent, which consent shall not be unreasonably withheld with respect to alterations, additions or improvements not materially affecting the electrical, plumbing or mechanical systems or the structure of the Building and Landlord's response to any request shall not be unreasonably delayed in any event. Any such alterations, additions or improvements shall be in accordance with complete plans and specifications approved in advance by Landlord. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense, and (iii) at Landlord's election, become part of the Property and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Property which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

          (b) All articles of personal property, and all business fixtures, machinery, inventory, equipment and furniture owned or installed by Tenant solely at its expense in the Property ("Tenant's Removable

          Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

          (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.


                                   ARTICLE 6

                           ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Property nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting, without in each and every case having first obtained the written consent of Landlord. Such consent shall not be unreasonably withheld or delayed provided that the proposed assignee or sublessee has a financial standing and credit rating reasonably acceptable to Landlord (as evidenced by complete and current audited financial statements), and further provided that the proposed assignee or sublessee shall use the Property for Permitted Uses only. The provisions of this paragraph shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, however, Landlord's consent shall not be required in connection with an assignment of Tenant's interest hereunder (including the option to purchase set forth in Article 16 hereof) to Guarantor or a wholly-owned subsidiary of Guarantor.

          (b) If, in violation of this Article VI, this Lease be assigned, or if the Property or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.


                                   ARTICLE 7

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PROPERTY

7.1 LANDLORD LIABILITY. Except as otherwise provided in this Lease, Landlord shall have no responsibility or liability for repairs or maintenance of the Building or the Property. Without limitation, Landlord shall in no event be responsible to Tenant for the repair of the roof, walls, foundation or structural members of the Building, or doors or glass in the Building, the doors (or related glass and finish work) leading to the Property, or any condition in the Property or the Building not caused by any intentional and wrongful act or gross neglect of Landlord, its invitees or contractors, except for the reimbursement obligations set forth in Section 7.2(c) hereof. Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section
          7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 TENANT'S AGREEMENT. (a) Tenant agrees to maintain and replace as necessary the roof, exterior walls (including without limitation exterior glass) and structure of the Building, and keep neat and clean and maintain in good order, condition and repair the Property and every part thereof, damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain excepted, and shall surrender the Property at the end of the Term of this Lease in such condition. Without limitation, Tenant shall (i) maintain the exterior of the Property, including without removal of snow and ice from the driveways, walkways, sidewalks, parking areas and other public areas, (ii) maintain the landscaping of the Property in a neat and attractive manner, (iii) maintain the utility delivery systems to the Building, including water and sewer lines, HVAC equipment and electrical and plumbing equipment, and (iv) continually during the Term of this Lease maintain the Property in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Tenant shall be responsible, subject to the requirements of Section 5.2, for complying with the Americans With Disabilities Act of 1990, and all state and local laws and requirements relating to accessibility to disabled persons; provided, however, that to the extent any obligation of Tenant pursuant to this sentence arises from a breach of Landlord's representation with respect thereto as set forth in the APA, Tenant shall not be responsible therefor. Notwithstanding the foregoing or the provisions of Article 7, but subject to the provisions of Section 14.15, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or any other casualty arising therefrom).

          (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand in writing that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.13 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof (except to the extent that any such damage results from a grossly negligent or wrongful act or omission on the part of Landlord).

          (c) To the extent Tenant's obligations under this Section 7.2 require it to make a capital improvement during the Term of this Lease, the useful life (as reasonably determined by the parties hereto) of which extends beyond the expiration of the Term of this Lease, then, upon the expiration of the Term of this Lease, and provided no Default of Tenant shall then exist and Landlord shall have consented to the capital improvement so made, Landlord shall reimburse Tenant for Landlord's pro rata share of the cost of any such improvement. Landlord's pro rata share shall be equal to a fraction, the numerator of which shall be that portion of the useful life of the improvement that extends beyond the expiration of the Term of this Lease (as the same may be extended), and the denominator of which shall be the useful life of the improvement.

7.3 UTILITIES; SECURITY. (a) Tenant shall arrange and pay for all of its requirements for utilities, including, but not limited to, gas, steam, water, electricity, sewer charges, and the like, including all utilities necessary for heating and air-conditioning the Building. Landlord shall have no liability for interruption or unavailability of any utility or service.

          (b) Landlord shall have no obligation whatsoever to provide any security for the Property. If and to the extent that Tenant desires to provide security for the Property or for Tenant's employees and invitees or their property, Tenant shall be responsible for so doing. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to the foregoing and as to necessary and appropriate safety precautions. Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right against Landlord which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee relating in any way to a lack of security for the Property (except to the extent any such damage or injury results from a grossly negligent or wrongful act or omission of Landlord).


                                   ARTICLE 8

                               REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period from time to time used in Wichita, Kansas for the assessment and collection of real estate or other ad valorem taxes on property; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year.

          (b) For each Tax Year, Tenant shall pay, directly to the appropriate taxing authority(ies) any and all Taxes for such Tax Year, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends. To the extent received by Landlord,

          Landlord shall promptly furnish to Tenant copies of all bills for Taxes. To the extent received by Tenant, Tenant shall furnish to Landlord, without notice or demand, copies of all bills for Taxes, and in any event shall furnish to Landlord evidence of payment not later than fifteen (15) days prior to the last day on which payments may be made without penalty.

8.2 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord in its capacity as owner of the Property (other than a Federal or State income tax), Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

          (b) If a tax (other than a Federal or State income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

8.3 RIGHT TO CONTEST. Tenant shall have the right, upon notice to Landlord, to contest in good faith and by appropriate legal proceedings, any Taxes payable hereunder, provided Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or civil liability.


                                   ARTICLE 9

                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

          Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

          Operating Expenses: aggregate costs or expenses reasonably related to the operation, repair and maintenance and administration of the Building and/or the Property.

          Tenant shall pay and be solely responsible for any and all Operating Expenses during and relating to the Term of this Lease of whatever type, description or nature, including without limitation insurance premiums for property damage insurance (even though the same may be purchased by Landlord, in which event Tenant shall reimburse Landlord within fifteen (15) days of receipt of an invoice therefor, accompanied by evidence of payment).

                                   ARTICLE 10

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in, on or about the Property (except to the extent such accident, damage or injury results from a grossly negligent or wrongful act or omission on the part of Landlord); or (ii) in connection with the conduct or management of the Property or of any business therein, or any thing or work whatsoever done, or any condition created; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Property. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages,expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Property for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Property, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice and shall be in at least the amount of $2,000,000 per occurrence (combined single limit) for property damage, bodily injury or death, or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. Tenant agrees to use and occupy the Property at Tenant's own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property (except to the extent such loss or damage results from a grossly negligent or wrongful act or omission on the part of Landlord and subject in any event to the following sentence). Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.5. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Property or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of visitors to or trespassers on the Property, or by persons occupying adjoining property.


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
10.5 ENVIRONMENTAL MATTERS. (a) Landlord represents to the best of its actual knowledge and belief, without having made any independent investigation, that the Property is not in violation of any applicable Environmental Laws (as hereafter defined), subject to the provisions regarding survival set forth in Section 8 of the APA. Tenant represents, warrants and covenants that: (x) Tenant will under no circumstances maintain, allow, place, deposit, leave, release or store in, on or about the Property or the Building, any Hazardous Material, as hereinafter defined except in connection with providing environmental testing services in the ordinary course of business, provided, however, that the use or storage of any Hazardous Materials shall be in strict accordance with licensing and regulatory requirements of all applicable local, state and federal regulatory authorities and agencies; and (y) Tenant is not in violation of any applicable Environmental Laws, as hereinafter defined, relating to or affecting its operations in the Property. Tenant hereby indemnifies and agrees to defend and hold the Landlord harmless from and against any and all liens, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' and experts' fees and expenses) which may at any time (whether or not prior to or after expiration of the term of this Lease) be imposed upon, incurred by or asserted or awarded against the Landlord, the Building or the Property arising from or out of (i) the release by Tenant of any Hazardous Materials at any time during the Term of this Lease on, in, under or affecting all or any portion of the Property, (ii) the violation or alleged violation by Tenant during the Term of this Lease of any Environmental Law with respect to the Property or any portion thereof, and (iii) any attempts by the Landlord to enforce the foregoing rights. The foregoing indemnification shall include, without limitation (x) the cost of removal of any and all Hazardous Materials released by Tenant from all or any portion of the Property or any surrounding areas, (y) additional costs required as a result of such release or violation by Tenant to take necessary precautions to protect against the discharge, spillage, emission, leakage, seepage or release of Hazardous Materials on, in, under or affecting the Building or the Property or into the air, water or soil, and (z) costs incurred as a result of such release or violation by Tenant to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas. In determining whether the Tenant is liable under this paragraph (a), the term "Tenant" shall include Tenant and its agents, employees and independent contractors.

          (b) Notwithstanding any of the foregoing to the contrary, Tenant shall not be required to indemnify or hold the Landlord harmless from or against any such liens, damages, liabilities or the like to the extent that the same arise from acts or omissions of Landlord or any third parties for whose conduct Tenant is not responsible, occurring during any period in which Landlord or such third party was in possession of the Property. With respect to liens, damages, liabilities and the like relating to acts or omissions of Landlord or any other third parties for whose conduct Tenant is not responsible occurring during any period in which Landlord or such third party was in possession of the Property, Landlord shall indemnify Tenant as provided in the APA.

          (c) For purposes of this Lease, "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material now or hereafter defined as such, or as a hazardous substance, or any similar term, by or in the Environmental Laws. For purposes of this Lease, "Environmental Law" or "Environmental Laws" shall mean: (x) any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials as may now or at any time hereafter be in effect, including without limitation, the following as the same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Super Fund Amendments and Reauthorization Act of 1986, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, the Hazardous Waste Management System, and the Occupational Safety and Health Act of 1970; and (y) any law, ordinance or regulation the primary purpose of which is to protect the quality of the environment.


                                   ARTICLE 11

                         LANDLORD'S ACCESS TO PROPERTY

11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Property at all reasonable hours, upon reasonable advance notice, for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or, in the last six months of the Term of this Lease, tenants of any part of the Property.


                                   ARTICLE 12

                           FIRE, EMINENT DOMAIN, ETC.

12.1 CASUALTY AND CONDEMNATION. (a) In the event that all or any part of the Building shall be damaged or destroyed in any way by fire or other casualty, then Tenant shall, at its sole cost and expense, repair and restore the Building, or the portion thereof so affected, to substantially the same or better condition as the same were in immediately prior to such damage or destruction. Landlord shall make any proceeds of its property damage insurance (to the extent actually received by Landlord) available to reimburse Tenant for the cost of such repair and restoration, on such reasonable terms and conditions as may be reasonable and customary for construction loans under like circumstances (it being understood, however, that no creditor/debtor relationship shall be deemed to exist between Landlord and Tenant as a result thereof). Except as expressly provided in this Lease, no such damage or destruction by fire or other casualty shall entitle Tenant to terminate this Lease, nor shall Tenant be entitled to any claim of offset against, or abatement or reduction in, the amount of Basic Rent payable hereunder. All of such repairs and restoration shall be in accordance with plans and specifications first approved by Landlord, and shall be performed with a level of quality at least equal to that of the Building prior to such damage or destruction. Tenant shall promptly give Landlord notice of any such damage or destruction. Notwithstanding the foregoing, in the event that within the last two (2) years of the Term of this Lease (including any Extended Term with respect to which Tenant shall have exercised its option to extend), the Building is substantially damaged such that, in the professional written opinion of Tenant's architect or engineer (to be delivered to Landlord within twenty (20) days after such damage), the time necessary to reconstruct the Building and reopen for business will exceed one hundred eighty (180) days from the date on which construction would begin, then Tenant shall have the right to terminate this Lease by giving Landlord notice of its desire to do so, which notice shall be given not later than thirty (30) days after the date of such damage. Any such termination shall be effective on the date which is thirty (30) days after the giving of such notice as if such date was the date originally set forth herein as the expiration date hereof.

          (b) If the use, occupancy or title to the Property or any portion thereof, shall be taken by exercise of the right of eminent domain, the party hereto with knowledge thereof shall promptly give notice thereof to the other party hereto. If any portion (but not all or substantially all) of the Property that does not include any portion of the Building, or any facilities on the Property that are necessary for the proper operation of the Building, shall be affected by any exercise of the power of eminent domain, and such taking does not render it impracticable or impossible for Tenant to continue to operate its business therein, and:

                 (i) such exercise is temporary in nature (and will not extend beyond the expiration of the Term of this Lease, including the Extended Term, if Tenant shall have then duly exercised its option to extend), then the entire award paid on account of such portion of the Property shall be assigned over and payable to Tenant, and Tenant shall continue to pay Basic Rent and any additional rent and other charges as herein provided, and this Lease shall remain unaffected thereby; or

                 (ii) such exercise is permanent in nature (which means, for purposes hereof, that such taking will extend beyond the expiration of the Term of this Lease, including any Extended Term, if Tenant shall have then duly exercised its option to extend), then Basic Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

          (c) If all or substantially all of the Property shall be affected by any exercise of the power of eminent domain such that it is impracticable or impossible for Tenant thereafter to operate its business in the Building, then this Lease shall terminate (even if Landlord's entire interest therein may have been divested) as of the effective date of such taking, with the same force and effect as if such date were the date originally established as the expiration date hereof.

          (d) Except to the extent herein expressly provided for in this Section, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such eminent domain proceeding. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's removable personal property or for relocation expenses, if a separate award is provided under applicable law.

12.2 PROPERTY INSURANCE. Landlord agrees to maintain in full force and effect, during the Term of this Lease, at commercially reasonable rates, so-called all-risk property damage insurance with such reasonable deductibles and in such amounts as Landlord may from time to time determine are carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided (i) that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than the full replacement value of the Building (excluding footings and foundations and alterations, additions and improvements made by Tenant), and (ii) Tenant shall reimburse Landlord for all costs and premiums of such insurance, including without limitation all costs of inspections and the cost of any repairs or maintenance required as a condition of such insurance. Such insurance shall provide that it will not be cancelled without furnishing Tenant with at least thirty days' prior notice thereof. In the event of any casualty described above, Tenant shall reimburse Landlord for the deductible (if any) due under such policy. Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements. It shall be Tenant's responsibility to insure all contents and improvements in the Building, as well as any furniture, fixtures and equipment.


                                   ARTICLE 13

                                    DEFAULT


13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                 (i) Tenant shall fail to pay the Basic Rent or any additional charges hereunder when due and such failure shall continue for ten (10) full Business Days after notice to Tenant from Landlord; or

                 (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                 (iii) Tenant's leasehold interest in the Property shall be taken on execution or by other process of law directed against Tenant; or

                 (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                 (v) A petition shall be filed against Tenant under any law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Property shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                 (vi) For so long as the Property is owned by the Landlord named herein, Groundwater Technology, Inc., or any wholly-owned subsidiary thereof, an occurrence of an Event of Default, after giving effect to any applicable grace period, under the Subordinated Convertible Promissory Note of even date herewith issued by Tenant to Landlord;

          then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Property to Landlord, but Tenant shall remain liable as hereinafter provided.

          (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Property shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Property, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

          (c) In the event of any termination, Tenant shall pay the Basic Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Property shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Property, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay the current damages referred to above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

          (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Property for the same period.

          (e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations and repairs to the Property as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Property; and the making of such alterations and repairs shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Property, or, in the event that the Property are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Property, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

          (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

          (g) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days of receipt of notice thereof (except that no notice need be given, and Landlord shall be deemed to immediately be in default hereunder, if Landlord denies access to the Property to Tenant), or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.


                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS


14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Property, or bring in anything or keep anything therein, which shall increase the rate of casualty insurance on the Property or the Property above the standard rate applicable to Property being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

          (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Property during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Property superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant with respect to quiet enjoyment, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to the greater of (i) Landlord's then equity interest in the Property at the time owned or (ii) $250,000, for recovery of any judgment from Landlord; it being specifically agreed that, except as provided herein, Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

          (b) With respect to any repairs or services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

          (c) In no event shall either party hereto ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such other party from whatever cause.

          (d) Whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any out-of-pocket expenses reasonably incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

          (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 MORTGAGEE'S RIGHTS. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Property, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect; provided, however, that if any such holder so elects, such holder shall execute an agreement, in form and substance reasonably acceptable to such holder and Tenant, to the effect that in the event such holder succeeds to Landlord's interests hereunder, and so long as no Default of Tenant exists, such holder shall not disturb Tenant's rights hereunder. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may reasonably request. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Property, no notice from Tenant to Landlord alleging any default by Landlord shall be effective against the mortgagee or ground lessor unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Property, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Property. In the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder; provided the same are assumed by the transferee.

14.7 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.8 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns.

14.9 RECORDING. Tenant agrees not to record this Lease, but may record a memorandum or notice hereof in a form complying with applicable law and reasonably satisfactory to Landlord.

14.10 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested:

          If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Chief Financial Officer" (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

          If intended for Tenant, addressed to Tenant at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

          All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.11 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Property, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.12 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.13 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston, as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.14 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all direct damages sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.15 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.16 SURRENDER OF PROPERTY. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Property in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Property prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord at the time consent was given thereto, all alterations and additions made by Tenant and all partitions wholly within the Property unless installed initially by Landlord in preparing the Property for Tenant's occupancy; and shall repair any damages to the Property or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Property after the expiration or termination of the Term of this Lease (or Tenant's surrender of the Property, if Tenant is holding over pursuant to the terms of Section 14.14 hereof and no Default of Tenant otherwise exists) shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.17 BROKERAGE. Each of the parties hereto warrants and represents to the other that it has dealt with no broker in connection with the consummation of the Lease and, in the event of any brokerage claims asserted against either party predicated upon prior dealings with the other party hereto, such other party shall defend the same and indemnify the party against whom the claim is asserted against any such claim.

14.18 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Kansas as the same may from time to time exist.


                                   ARTICLE 15

                                OPTION TO EXTEND

15.1 TENANT'S RIGHT. Provided that, at the time of such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant shall not have assigned this

          Lease or sublet any or all of the Property, Tenant shall have the right to extend the Term of this Lease for one extended term (the "Extended Term") of five (5) years. The Extended Term shall commence on the day immediately following the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. Tenant shall exercise such option by giving Landlord notice of its desire to do so, not later than six months prior to the expiration of the Initial Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The giving of such notice shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Term of this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that the Basic Rent for the Extended Term shall be determined in accordance with Section 3.1(b).


                                   ARTICLE 16

                               OPTION TO PURCHASE

16.1 TENANT'S RIGHT. Provided that, at the time of such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant shall not have assigned this Lease or sublet any or all of the Property, Tenant shall have the right, on or before the one hundred fiftieth (150th) day after the date hereof, to purchase the Property on the terms set forth herein. The purchase price (the "Purchase Price") for the Property shall be One Million Dollars ($1,000,000) to the Landlord. Tenant shall exercise such option by giving Landlord notice of its irrevocable election to do so, not later than ninety (90) days after the date hereof, and the closing shall take place at the Landlord's Original Address on that date specified in Tenant's notice, which date shall in no event be later than the one hundred fiftieth (150th) day after the date hereof, it being agreed that time shall be of the essence with respect to the giving of such notice and such closing. In the event that Tenant fails to give such notice to Landlord, then Tenant shall have no further right or option to purchase the Property. At the designated time for closing, Tenant shall pay the difference between the Purchase Price and the aggregate Basic Rent theretofore actually paid by Tenant hereunder, and Landlord shall convey title to the Property by general warranty deed (accompanied by a corporate resolution authorizing the signatory to the deed to execute and deliver the same) and consistent (subject to any title conditions or encumbrances arising from Tenant's use or occupancy of the Property) with the state of record title reflected in that certain Commitment for Title Insurance dated as of November 29, 1995 and issued by Chicago Title Insurance Company (No. C496339), a copy of which is annexed to this Lease as Exhibit "Title" (except that Landlord shall be responsible for payment of taxes applicable to calendar year
          1995), but subject only to those additional matters shown on any survey Tenant may obtain (and not referenced in such Commitment) that do not materially interfere with the use of the Property as currently used. If Tenant gives such notice and prior to the closing either party receives notice that the Property or a portion thereof is to be taken by the exercise of the right of eminent domain, Tenant, at its election, shall be relieved of its obligation to purchase the Property as herein provided by giving notice of such election to Landlord, whereupon this option to purchase shall be of no further force or effect, and the rights of the parties shall be as set forth in Article 12 hereof. If Tenant elects to purchase the Property as herein provided, and subsequently fails to pay such remaining portion of the Purchase Price, then Landlord may, at its election, declare Tenant's election to purchase null and void but leave this Lease otherwise unaffected. Tenant shall be responsible for payment of all transfer taxes, recording costs and fees, and the like.

          The representations and warranties of the Landlord set forth in
          Section 3.1, 3.2, 3.3, 3.12 and 3.29 of the APA shall be deemed to apply to the closing, if any, hereunder, and shall survive the closing subject to the limitations on survival set forth in Section 8 of the APA. The parties hereto agree that to the extent there are any Losses (as such term is defined in the APA) asserted against, resulting from, imposed upon or incurred by the Buyer Group (as defined in the APA) directly or indirectly arising out of or in connection with a breach or inaccuracy in any such representation or warranty in connection with the Property, the Maximum Amount (as defined in the APA) shall be increased by the amount of cash paid by Tenant to purchase the Property hereunder and any claims for such Losses shall be subject to the terms and conditions set forth in
          Section 8 of the APA. Furthermore, Landlord and Groundwater Technology, Inc. shall not be responsible for the payment of any Losses to the extent Tenant or Nytest Environmental Inc. receives proceeds from any title insurance policy therefor.

16.2 ENVIRONMENTAL ANALYSIS. Each of the parties hereto acknowledges that an environmental analysis, including sampling of groundwater, will be performed on the Property promptly after the date hereof. The parties agree to determine within two weeks of the date hereof the specific analysis to be performed and will share the cost of such analysis 50/50 between them, up to an aggregate of $15,000. If either party desires that additional analysis be performed in excess of $15,000, such party shall pay for all costs thereof. If the results of the analysis indicate that there is contamination by hazardous substances of the soil or groundwater, then Tenant may elect not to purchase the Property at any time prior to the closing of any such elected purchase. If the results of the analysis indicate that there is such contamination to the extent that there may be a material adverse impact on the Property or Tenant's use thereof then should Tenant elect not to purchase the Property, Tenant and Landlord will negotiate, in good faith, a reduction in the Base Rent under this Lease so that the Base Rent is an amount that is equivalent to the average rental for comparable premises in the area (Landlord acknowledges that the Base Rent in the Lease was derived from an "expected return on investment" model, which model will not be used in determining the reduction). In the event Landlord and Tenant are unable to agree on the appropriate reduction within three
          (3) months of the commencement of such negotiations, such reduction shall be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have at least ten
          (10) years' experience as a real estate broker or appraiser in the City of Wichita dealing with properties of a similar type as the Property. Tenant will not be responsible or liable for any remediation of contamination indicated in such analysis, except to the extent such contamination is determined to have been caused by Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.


                                      LANDLORD:    GTEL ENVIRONMENTAL
                                                   LABORATORIES, INC.



                                      By:  _____________________________________
                                           Joel Adler, Assistant Treasurer



                                      TENANT:      NEI/GTEL ENVIRONMENTAL
                                                   LABORATORIES, INC.



                                      By:  _____________________________________
                                           John Gaspari, Chief Executive Officer



                                      By:  _____________________________________
                                           (Assistant) Treasurer

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY


          Lots 3 and 4, Block 3, Westpark Addition to Wichita, Sedgwick County, Kansas.

                                    GUARANTY


         GUARANTY (this "Guaranty") dated as of December 31, 1995 from the party executing this Guaranty (the "Guarantor"), having an address as set forth on the last page hereof, in favor of GTEL ENVIRONMENTAL LABORATORIES, INC., having an address at 100 River Ridge Drive, Norwood, Massachusetts 02026 ("Landlord").

         WHEREAS, by that certain Lease of even date (the "Lease"), Landlord leased certain space (the "Premises") located at 4211 West May, Wichita, Kansas to NEI/GTEL Environmental Laboratories, Inc., a Delaware corporation (the "Tenant"); and

         WHEREAS, the Tenant is a wholly owned subsidiary of the Guarantor;

         WHEREAS, the execution and delivery of this Guaranty by Guarantor is a material inducement to Landlord to enter into the Lease, which is a material benefit to Guarantor and Tenant.

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

         1. Guarantor, jointly, severally, unconditionally and irrevocably guarantees that Tenant shall pay all amounts (of whatever nature, and including without limitation rent, additional rent, late charges, fees, costs of compliance and the like) due, and perform all of its obligations, under the Lease promptly and in accordance with the provisions of the Lease. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such payments or obligations shall not be paid or performed, as the case may be, by Tenant when due, then, prior to the expiration of any notice and grace periods expressly provided for in the Lease, Guarantor will pay or perform same or cause the same promptly to be paid or performed, regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant or any other remedy thereunder. Without limiting the foregoing obligations, Guarantor agrees to pay all of Landlord's legal and other fees, expenses and costs reasonably incurred in enforcing the Lease and this Guaranty.

         2. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

                 (a) the waiver by Landlord of the performance or observance by Tenant of any of the agreements, covenants, terms or conditions contained in the Lease; or

                 (b) the extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty; or

                 (c) any assignment of Tenant's interest under the Lease or the subletting of the Premises or any part thereof; or

                 (d) the modification or amendment (whether material or otherwise) of any of the obligations of Tenant under the Lease; or

                 (e) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form; or

                 (f) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets; or

                 (g) the transfer of title to all or part of the Premises by Landlord; or

                 (h) the release of Tenant or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law.

         3. In the event of the rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors' rights, Guarantor will, and does hereby (without the necessity of any further agreement or act) assume the obligations and liabilities of Tenant under the Lease to the same extent as if (a) Guarantor were the originally named Tenant under the Lease, and (b) there had been no such rejection or disaffirmance, and Guarantor will confirm such assumption in writing at the request of Landlord upon or after such rejection or disaffirmance. Guarantor shall, upon such assumption (to the extent permitted by law), have all rights of Tenant under the Lease. If, for any reason, any payment to Landlord of any of the obligations to which this Guaranty is applicable is required to be refunded to Tenant or required to be paid over to any other party including, without limitation, by reason of the operation of any bankruptcy law or other law affecting creditors' rights now or hereafter enacted, Guarantor will pay the amount so required to be paid by Landlord upon demand, and such obligations of Guarantor hereunder shall not be treated as having been discharged by reason of the payment by Tenant to Landlord giving rise to the obligation of Landlord to repay the same; and this Guaranty shall be treated as having remained in full force and effect for any such repayment so made by Landlord as well as any amount not theretofore paid to Landlord on account of such obligations. Guarantor hereby agrees, for itself and its successors and assigns, that it will consent to and not contest or otherwise oppose any action or motion by or on behalf of Landlord for relief from the automatic stay provided in 11 U.S.C. Section 362 (including without limitation any stay against actions against non-debtor parties).

         4. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant are hereby waived by Guarantor.

         5. The liabilities and obligations of Guarantor hereunder are primary and enforceable either before, simultaneously with, or after proceeding against Tenant or against any property or security available to Landlord.

         6. Any indebtedness or obligation of Tenant to Guarantor, whether liquidated or speculative, now or hereafter existing is hereby subordinated to the obligations of Guarantor hereunder. Guarantor agrees that, until Tenant's obligations have been paid or satisfied in full, Guarantor will not accept any payment from Tenant on account of such subordinated debt, which payment would impair Tenant's ability to perform its obligations under the Lease, and Landlord shall have the right to recover from Guarantor any amounts so paid by Tenant. Guarantor hereby unconditionally and irrevocably agrees that: (a) Guarantor will not assert against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to subrogation, indemnification, reimbursement, contribution or payment which Guarantor may have now or at any time against Tenant for or with respect to any and all amounts Guarantor may pay or be obligated to pay to Landlord, including, without limitation, such obligations, and any and all obligations which Guarantor may perform, satisfy or discharge under or with respect to this Guaranty; (b) Guarantor waives and releases all such rights and claims to subrogation, indemnification, reimbursement, contribution or payment which Guarantor may have nor or at any time against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America); and (c) Guarantor will indemnify and hold Landlord harmless from any and all loss, cost, damage or expense (including, without limitation, attorneys' fees and costs) incurred by Landlord incident to or in connection with any allegation or finding that delivery of this Guaranty is a "preference" under 11 U.S.C. Section 547.

         7. Guarantor is fully aware of the financial condition of Tenant, and is executing and delivering this Guaranty based solely upon its own independent investigation of all matters pertinent thereto, and is not relying in any manner upon any representation or statement to Landlord. Guarantor shall have no right to require Landlord to obtain or disclose any information with respect to such obligations, the financial condition or character of Tenant or the Lease or any other matter, fact or occurrence whatsoever.

         8. Guarantor hereby agrees that, notwithstanding that the Premises are located in the State of Kansas, all actions to enforce the terms and provisions of this Guaranty may be brought and maintained within the Commonwealth of Massachusetts, and Guarantor hereby consents to the jurisdiction of any court within the Commonwealth of Massachusetts, waives personal service of all process and hereby agrees that such service may be made by express mail, directed to Guarantor at the address set forth below. Guarantor hereby expressly waives any and all rights which it may have to make any objections based on jurisdiction or venue to any suit brought to enforce this Guaranty in accordance with the above provisions. Guarantor shall notify Landlord in writing at the time of any change in the Guarantor's address shown below.

         9. This Guaranty shall be construed in accordance with the laws of the Commonwealth of Massachusetts. Guarantor agrees that any action or proceeding brought hereunder shall be tried before a judge sitting without a jury, and GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING. GUARANTOR MAKES THE FOREGOING WAIVER KNOWINGLY AND VOLUNTARILY, AND ACKNOWLEDGES THAT GUARANTOR HAS HAD THE BENEFIT OF LEGAL COUNSEL OF GUARANTOR'S CHOOSING.

         10. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor with the consent in writing of Landlord.

         11. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal as of the date first set forth above.


WITNESS:                             GUARANTOR:             NYTEST ENVIRONMENTAL
                                                            INC.



/s/ Eric M. Mencher           By:/s/ John Gaspari
--------------------------       -----------------------------
Name:_____________________       Name: John Gaspari, President
Address: _________________       Address: 60 Seaview Blvd.
__________________________       Port Washington, NY 11050
__________________________